Exhibit 10.28

Certain confidential information contained in this document, marked by brackets, has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

ORDER NUMBER 654e596a455a99cc7aa4638d - RELATIVITY

This Order Number 654e596a455a99cc7aa4638d (“Order”) is subject to and governed by the Master Terms and Conditions dated June 1, 2023 (“Master Terms”) executed between Relativity ODA LLC (“Relativity”), and KLDiscovery Ontrack, LLC (“Customer”). Capitalized terms used in this Order but not defined have the meanings set forth in the Master Terms.

ORDER DETAILS

Order Effective Date	January 1, 2024
Software	Server Product known as “Relativity,” including the following additional products: [][*] [X] [*] [X] [*] [X] [*] [X] [*] [X] [*]
Documentation	https://help.relativity.com/
Subscription	Multi-Year Fixed Commit
Subscription Term

42 months commencing on the Order Effective Date, comprised of:

January 1, 2024 to June 30, 2024 (“Period 1”)

July 1, 2024 to June 30, 2025 (“Period 2”)

July 1, 2025 to June 30, 2026 (“Period 3”)

July 1, 2026 to June 30, 2027 ("Period 4")

Relativity issues license keys to enable the Software for each Period of the Subscription Term once payment has been received for such Period.

Customer Contacts	Billing contact: Attn: Accounts Payable Email: ap@kldiscovery.com	Security contact: Attn: Jason Davison Email: jason.davison@kldiscovery.com

Exhibit 10.28

Bill To Address: Attn: Dawn Wilson, CFO, 9023 Columbine Road, Eden Prairie, MN 55347, United States Ship To Address: Attn: Dawn Wilson, CFO, 9023 Columbine Road, Eden Prairie, MN 55347, United States
Payment Information	Currency	All amounts under this Order are in USD
	Payment Terms	See Master Terms
	Is Customer exempt from applicable sales / VAT tax?	[X] Yes [ ] No
	Does Customer require a purchase order (“PO”)?	[ ] Yes [X] No
	PO Number (if applicable):	N/A
Subscription Fees
User Fees

$[*] per Period 1 up for up to [*] Server Users ("Server User Cap")

$[*] per Period to increase Server User Cap by [*] Server Users per Period 1

$[*] per month per Server User in excess of Server User Cap per Period 1

$[*] per Period 2, 3 and 4 for up to [*] Server Users (“Server User Cap”)

Exhibit 10.28

$[*] per Period to increase Server User Cap by [*] Server Users per Period 2, 3 and 4 $[*] per month per Server User in excess of Server User Cap per Period 2, 3 and 4
Client Domain Fees	$[*] for Period 1 for [*] Client Domains $[*] for Period 2 for [*] Client Domains $[*] for Period 3 for [*] Client Domains $[*] for Period 4 for [*] Client Domains
Analytics Fees	$[*] per GB per month
Processing Fees	$[*] per Period for [*] Processing Worker(s) $[*] per Period per additional Processing Worker (subject to written agreement)
Data Grid Fees	$[*] per Period for [*] Data Grid Nodes $[*] per Period per additional Data Grid Node (subject to written agreement)
Server Instance Fees	$[*] per Period for [*] Server Instance $[*] per Period 1 for [*] additional Server Instance(s) $[*] per Period 2, 3 and 4 for [*] additional Server Instance(s)
Legal Hold Fees	$[*] per Period 1 for [*] Active Custodians $[*] per Period 2, 3 and 4 for [*] Active Custodians
Total Subscription Fees
Total Subscription Fees

Period 1: $[*], due as of Order Effective Date

Period 2: $[*], due as of July 1, 2024

Period 3: $[*], due as of July 1, 2025

Period 4: $[*], due as of July 1, 2026

Total for Subscription Term: $[*]

Notwithstanding the above, Total Subscription Fees shall be due as specified in the Special Terms.

Additional terms are set forth in the “Special Terms” section and “Order Terms” section below.

SPECIAL TERMS

Exhibit 10.28

Termination of Software License Agreement. Relativity and Customer are parties to that certain Software License Agreement dated January 1, 2021, as amended from time to time (collectively, the “Prior Agreement”). The parties hereby agree that except as otherwise specified herein, the Software License(s) granted under the Prior Agreement, shall terminate as of December 31, 2023.

Installment Payments. Notwithstanding the Total Subscriptions Fee due dates set forth above, Relativity permits Customer to pay the Total Subscription Fees in accordance with the installment schedule below provided that: (a) Customer will pay Relativity the additional Installment Premium Fee as set forth below; (b) Customer is still required to pay all installments and Installment Premium Fees even if the Customer does not use the Software to the full extent permitted under this Order; (c) if the Agreement, this Order expires or is terminated when there are any remaining installment payments, those payments are due at that time; (d) Customer may discontinue installment invoicing with respect to any subsequent Period by providing at least sixty (60) days’ advance notice to Relativity; (e) unless Relativity receives Customer’s timely notice electing not to continue installment invoicing for a subsequent Period, Relativity will continue invoicing the Total Subscription Fees on an installment basis; (f) Relativity reserves the right to decline to permit installment payments for any subsequent Period or other Software. In any event, if Customer fails to pay any installment amount when due under this Order, any remaining installment payments of Total Subscription Fees will thereupon become due, and Relativity may decline to permit Customer to pay any other fees on an installment basis.

INSTALLMENT PAYMENT SCHEDULE
Installment	Installment Due Date	Installment Amount	Installment Premium Fee	Total Amount Due
1	1/1/2024	$[*]	N/A	$[*]
2	7/1/2024	$[*]	N/A	$[*]
3	1/1/2025	$[*]	N/A	$[*]
4	7/1/2025	$[*]	N/A	$[*]
5	1/1/2026	$[*]	N/A	$[*]
6	7/1/2026	$[*]	N/A	$[*]
7	1/1/2027	$[*]	N/A	$[*]

SIGNATURES

The parties have caused this Order to be executed by their respective duly authorized officers or representatives as of the Order Effective Date.

RELATIVITY ODA LLC	KLDiscovery Ontrack, LLC
Signature: [relativitySignerSignature_XjzJJLv]	Signature: [counterpartySignerSignature_9annVlY]
Name:[relativitySignerName_TOIHBdV]	Name: [counterpartySignerName_ggjX6Hk]
Title: [relativitySignerTitle_opOjHml]	Title: [counterpartySignerTitle_gLyHECT]

ORDER TERMS

1.
USERS

Exhibit 10.28

1.1.
Calculation of User Fees

Customer’s subscription includes the number of Server Users in the Server User Cap. At the end of each month, Relativity will identify the total number of Server Users in all instances of the Software (each a “Server Instance”) during that month and bill Customer for any Server Users in excess of the Server User Cap. Relativity will use reasonable efforts to de-duplicate Server Users across all of Customer’s Server Instances (excluding Temporary Instances) and charge only for unique Server Users, however, if Customer alters any user profile in a calendar month, each profile will be counted as a Server User for that calendar month. If Customer determines that Relativity double charged for the same Server User, Customer may ask Relativity to review the charge and, if appropriate, provide a credit.

1.2.
Definition of Server Users

“Server Users” means any Authorized Users who are given access to the Software at any time during the month in question, regardless of whether the Authorized Users actually log into or use the Software or whether their access is disabled before the month ends.

1.3.
Increasing Server User Cap

At any time before the final Period of the Subscription Term, Customer may add additional Server Users to the Server User Cap in increments of [*] Server Users. Increases to the Server User Cap will remain in effect for the duration of the Subscription Term.

2.
ANALYTICS
2.1.
General

Customer’s subscription permits Analytics usage on a Pay-As-You-Go basis and Relativity will bill Customer at the end of each month for the total number of GBs consumed by Customer in the prior calendar month. Customer may at any time subscribe for unlimited Analytics or a Volume Subscription at Relativity’s then-current pricing.

2.2.
Measuring Data

Analytics data usage is measured based on the total size of the native files evaluated across all Server Instances. Documents are evaluated when a search is created, and the results of that search are added to a Relativity Analytics index or a Structured Analytics set, or are otherwise submitted to an Analytics feature. The size of the native file is measured for billing if a document has a native file link. If a document does not have a native file link, the document count is converted to a per GB measurement for billing at the rate of [*] docs/GB for documents that have a TIFF link and [*] docs/GB for documents that do not have a TIFF link.

3.
PROCESSING AND DATA GRID

If Customer has more than one Server Instance, Customer’s subscribed number of Processing Workers and Data Grid Nodes will apply in the aggregate across all Server Instances (excluding Temporary Instances). Customer can configure Data Grid with various types of nodes, including data nodes, master nodes and client nodes. For billing purposes, each node is considered a Data Grid Node, unless Customer turns off the data function. Data Grid’s underlying architecture is powered by Elasticsearch open source technology. If Relativity makes any proprietary products of Elasticsearch available to Customer, Relativity reserves the right to discontinue the availability of such products at any time. If Customer adds a Data Grid Node without signing a new Order, Customer will be deemed to have subscribed for such additional Data Grid Node for the remainder of the Subscription Term and will be billed at Relativity’s then-current pricing.

4.
LEGAL HOLD

Each unique person who is populated in Legal Hold and is eligible to be assigned to a hold, matter, or other project (a “Project”), will be considered a “Custodian.” Each Custodian assigned to a Project will be counted as an “Active Custodian” until the Project is closed by Customer. For purposes of clarity, Authorized Users enabled to use Legal Hold will be counted as Server Users, but Custodians and Active Custodians will not be counted as Server Users. If Customer exceeds the subscribed number of Active Custodians when aggregated across all of Customer’s Server Instances, Customer will pay for the next higher tier of subscribed Active Custodians at Relativity’s then-current

Exhibit 10.28

pricing (or if Customer already subscribes to Relativity’s highest tier of Active Custodians, Customer may add additional Active Custodians in increments of [*] at Relativity’s then-current pricing).

5.
WORKSPACES
5.1.
Deployment of the Software

Customer may install the main component of the Software on an unlimited number of servers in Customer’s Network, provided Customer may only deploy the Software behind Customer’s firewall at Customer’s site, or in a cloud data center or collocation facility of a third party. “Customer’s Network” means any combination of two or more computers that are electronically linked and capable of sharing the use of a single software program and that are owned and operated by Customer (including remote access by users).

Notwithstanding the restrictions set forth in the Agreement, Customer may deploy the Software for any Server Instance as a series of individual temporary mobile deployments behind the firewalls of End User Customers (“Mobile Instance Use”), so long as: (a) the Software is deployed on a server that Customer owns and temporarily locates behind the End User Customer’s firewall; (b) the Mobile Instance Use is project specific and temporary (i.e., limited to one case); (c) the Mobile Instance Use is limited to corporate End User Customers (e.g., not law firms or litigation services companies) or to the use of Relativity Processing; and (d) the designated Admin (as defined in the Support Terms) for the Mobile Instance Use is a Customer employee.

5.2.
Test and Disaster Recovery Instances

For each Server Instance, Customer may deploy and use on the same Customer’s Network one related instance of the Software for testing purposes only (“Test Instance”) and one related instance of the Software for back-up and disaster recovery purposes only (“DR Instance”). Upon Customer’s request, Relativity will provide Customer with one additional Test Instance dedicated to testing any additional Software product that Customer pays for under an Order. Test Instances are subject to the following additional restrictions: (a) no more than ten (10) Authorized Users may be given access to each Test Instance in any given month; (b) Test Instances may only be used to test patch releases or other releases of the Software, and may not be used for training or demonstration purposes; and (c) Test Instances may not contain Customer Data relating to any active case or investigation or be used for any production purposes. If Customer complies with all terms herein, Customer will not be required to pay additional fees for Test Instances or DR Instances, and individuals using the Test Instances and DR Instances will not be counted as Server Users. Except as set forth herein, Test Instances and DR Instances are subject to all terms in the Agreement applicable to the Software.

5.3.
Exclusions

The Software provided under this Order does not include any licenses that may be required to run the Software, including Microsoft Windows Server, Microsoft’s SQL Server database server, and any other third party products that may otherwise be system requirements.

6.
ADDITIONAL TERMS

Documents incorporated by reference (not modified without Customer’s consent)
Support Terms	https://kcura.my.salesforce.com/sfc/p/5000000072uY/a/1T0000015J8r/4aW1sg6AeWQ_YcG5bb7_5ocZOOQn.ksBtXR_kpDpvB4
Development Tool Terms	https://kcura.my.salesforce.com/sfc/p/5000000072uY/a/Hs000000tztp/qxA.i_UX763UdAbf2jGjGibG4K7JY8OtSiNLYr6EmWY
Data Security Terms	N/A